UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
May 2, 2007

EXCO RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Texas	0-9204	74-1492779
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

12377 Merit Drive
Suite 1700, LB 82
Dallas, Texas		75251
(Address of principal		(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (214) 368-2084

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

First Amendment to Purchase and Sale Agreement

In contemplation of the closing of the acquisition of oil and natural gas properties located in the Mid-Continent, South Texas and Gulf Coast areas of Oklahoma, Kansas, Texas, Louisiana and Arkansas contemplated by that certain Purchase and Sale Agreement (the “Original Anadarko Purchase Agreement” and as amended, the “Anadarko Purchase Agreement”), dated February 1, 2007, by and among Anadarko Petroleum Corporation (“APC”), Anadarko E&P Company LP (“AEP”), Anadarko Gathering Company (“AGC”), Howell Petroleum Corporation (“Howell”), Kerr-McGee Oil & Gas Onshore LP (“KMOG” and together with APC, AEP, AGC and Howell, “Anadarko”) and EXCO Resources, Inc., described more fully in the Current Report on Form 8-K that was filed by EXCO with the Securities and Exchange Commission (the “SEC”) on February 6, 2007 (the “Signing 8-K”) and under the heading “Purchase and Sale Agreement with Anadarko” in Item 2.01 of this Current Report on Form 8-K, on April 13, 2007, EXCO entered into the First Amendment Letter Agreement (the “First Amendment”) with Anadarko, pursuant to which EXCO agreed to indemnify Anadarko against any losses incurred as a result of the physical injury or death of certain Anadarko employees in connection with their attending production systems training classes at EXCO’s headquarters. The foregoing description is not complete and is qualified in its entirety by the First Amendment, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Second Amendment to Purchase and Sale Agreement

In contemplation of the closing of the transactions contemplated by the Anadarko Purchase Agreement, EXCO entered into the Second Amendment to Purchase and Sale Agreement, effective as of February 1, 2007 (the “Second Amendment”), with Anadarko, pursuant to which Anadarko Gathering Company was added as a Seller under the Anadarko Purchase Agreement solely with respect to the Norge Marchand gas gathering system to be sold to EXCO pursuant to the Anadarko Purchase Agreement.  The foregoing description is not complete and is qualified in its entirety by the Second Amendment, which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Third Amendment to Purchase and Sale Agreement

In contemplation of the closing of the transactions contemplated by the Anadarko Purchase Agreement and the closing of the transactions contemplated by the Crimson Purchase Agreement (as defined below), EXCO decided to designate its wholly-owned subsidiary Southern G Holdings, LLC (“Southern G”) as the recipient of certain oil and gas properties located in South Texas, Louisiana and Arkansas (the “Gulf Coast Assets”) which were to otherwise have been conveyed to EXCO as part of the closing of the transactions contemplated by the Anadarko Purchase Agreement.  In order to effect such designation, on May 2, 2007 EXCO entered into the Third Amendment to Purchase and Sale Agreement, effective as February 1, 2007 (the “Third Amendment”), with Anadarko.  The Third Amendment amended selected provisions of the Anadarko Purchase Agreement, principally (i) to memorialize the designation by EXCO of Southern G to take title to Anadarko’s right, title interest and estate in and to the Gulf Coast Assets and to assume certain obligations and liabilities under the Anadarko Purchase Agreement with respect to the Gulf Coast Assets, (ii) to revise and update selected schedules and exhibits to the Anadarko Purchase Agreement, (iii) to provide for certain interim services by Anadarko’s employees during the month of May 2007 with respect to the Gulf Coast Assets, and (iv) to amend selected provisions of the Anadarko Purchase Agreement pertaining to the treatment of properties subject to preference rights and transfer requirements.  The foregoing description is not complete and is qualified in its entirety by the Third Amendment, which is filed herewith as Exhibit 10.3 and incorporated herein by reference.

As more fully described under the heading “Anadarko Closing” in Item 2.01 of this Current Report on Form 8-K, the acquisition of the oil and natural gas properties pursuant to the Anadarko Purchase Agreement was completed effective as of May 2, 2007 (the “Anadarko Closing”).

Membership Interest Purchase and Sale Agreement with Crimson

On May 8, 2007, EXCO, entered into a Membership Interest Purchase and Sale Agreement (the “Crimson Purchase Agreement”) with Southern G, Crimson Exploration Inc. (“Crimson Parent”) and Crimson Exploration Operating, Inc. (“Crimson Operating” and, together with Crimson Parent, “Crimson”), pursuant to which Crimson Operating acquired all of the outstanding membership interests of Southern G (the “Membership Interest”) from EXCO (the “Gulf Coast Sale”) on May 8, 2007 (the “Crimson Closing”).

The purchase price for the membership interest was $285 million, adjusted for closing adjustments for a net cash price of approximately $245 million, subject to certain post closing purchase price adjustments reflecting a true-up of purchase price adjustments estimated at closing, and 750,000 shares of common stock, par value $0.001 per share, of Crimson Parent.  The Crimson Purchase Agreement contains customary representations, warranties and covenants. The purchase price was negotiated on an arms-length basis based upon customary industry metrics for acquisitions of oil and natural gas reserves.

EXCO has agreed to indemnify Crimson (and other related indemnified persons specified in the Crimson Purchase Agreement), subject to certain limitations, for losses incurred by Crimson to the extent resulting from, arising out of or relating to (i) EXCO’s breach of any representation or warranty of EXCO contained in the Crimson Purchase Agreement or in any certificates furnished in connection therewith, (ii) EXCO’s failure to perform any covenant or agreement contained in the Crimson Purchase Agreement or in any certificates furnished in connection therewith, (iii) any waiver, amendment or modification of a covenant of Anadarko contained in the Anadarko Purchase Agreement that relates to the Gulf Coast Assets and for which EXCO does not obtain Crimson Operating’s prior written consent, (iv) the ownership, use or operation, following the Anadarko Closing, of the assets that EXCO (and not Southern G) acquired from Anadarko pursuant to the Anadarko Purchase Agreement, (v) Anadarko’s breach of any representation or warranty of Anadarko contained in the Anadarko Purchase Agreement or Anadarko’s breach or nonfulfillment of or failure to perform any covenant or agreement of Anadarko contained in the Anadarko Purchase Agreement (in the case of clause (v), only to the extent that (A) such breach or nonfulfillment adversely affects the Gulf Coast Assets and (B) Crimson would be entitled to indemnification under the Anadarko Purchase Agreement if Crimson were the purchaser under the Anadarko Purchase Agreement), and (vi) certain obligations and liabilities of Anadarko assumed by EXCO at the Anadarko Closing other than any such obligations or liabilities assumed by Southern G at the Anadarko Closing.  Crimson and Southern G have agreed to jointly and severally indemnify EXCO (and other related indemnified persons specified in the Crimson Purchase Agreement), subject to certain limitations, for losses incurred by EXCO to the extent resulting from, arising out of or relating to (a) any breach of any representation or warranty of Crimson contained in the Crimson Purchase Agreement or in any certificates furnished in connection therewith, (b) any failure to perform any covenant or agreement of Crimson contained in the Crimson Purchase Agreement or in any certificates furnished in connection therewith, (c) the ownership, use or operation of the Gulf Coast Assets after January 1, 2007, (d) environmental laws, environmental liabilities, the release of materials into the environment or protection of human health, safety, natural resources or the environment, or any other environmental condition of the Gulf Coast Assets, and (e) certain obligations and liabilities of Anadarko that were assumed by Southern G at Anadarko Closing.  Neither EXCO, on the one hand, nor Crimson and Southern G, on the other hand, will be obligated to indemnify the other (and other related indemnified persons specified in the Crimson Purchase Agreement) for losses arising from EXCO’s breach of representations and warranties until the amount of all losses incurred by such person and such other indemnified persons exceeds, in the aggregate, $2 million (the “Deductible”), in which event the party seeking indemnification may recover all losses arising from a breach of representations and warranties incurred in excess of the Deductible, up to a maximum liability of $30 million.  EXCO will not be obligated to indemnify Crimson (and other related indemnified persons specified in the Crimson Purchase Agreement) for losses arising from Anadarko’s breach of representations, warranties, covenants or agreements as described in clause (v) above until the amount of all losses incurred by such person and such other indemnified persons exceeds, in the aggregate, $7.5 million, in which event Crimson may recover all losses arising from any breach of representations and warranties incurred in excess of the $7.5 million, up to a maximum liability of $75 million.  The foregoing description is not complete and is qualified in its entirety by the Crimson Purchase Agreement, which is filed herewith as Exhibit 10.3 and incorporated herein by reference.

Crimson is a publicly-held company that is controlled by an investment fund managed by Oaktree Capital Management, LLC.  One of our directors, Vincent Cebula, is a managing director of Oaktree Capital Management, LLC.

Fifth Supplemental Indenture

Effective May 2, 2007, EXCO, Southern G and Wilmington Trust Company, as trustee, entered into the Fifth Supplemental Indenture (the “Supplemental Indenture”) to EXCO’s Indenture (the “Indenture”), dated as of January 20, 2004, governing EXCO’s 7 1/4% Senior Notes due 2011 (the “Senior Notes”).  Southern G, as a direct and wholly-owned subsidiary of EXCO, was required by the Indenture to become a guarantor under the Indenture.  Pursuant to the Supplemental Indenture, Southern G agreed to guarantee EXCO’s obligations under the Senior Notes and the Indenture governing the Senior Notes.  The foregoing description is not complete and is qualified in its entirety by the Supplemental Indenture, which is filed herewith as Exhibit 4.1 and incorporated herein by reference.

Upon the completion of the Crimson Closing, Southern G was released from its obligations as a guarantor under the Indenture.

Second Amended and Restated Credit Agreement of EXCO

Effective May 2, 2007, EXCO entered into the Second Amended and Restated Credit Agreement (the “EXCO Credit Agreement”) among EXCO, as borrower, certain subsidiaries of EXCO, as guarantors, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and J.P. Morgan Securities Inc., as sole bookrunner and lead arranger.  The initial interest rate is LIBOR plus 125 basis points with a maximum rate of LIBOR plus 175 basis points.  The interest pricing grid ranges from LIBOR plus 100 basis points to LIBOR plus 175 basis points depending upon borrowing base usage.  The facility also includes an ABR pricing alternative ranging from ABR plus 0 basis points to ABR plus 75 basis points depending upon borrowing base usage.  The material changes reflected in the EXCO Credit Agreement include an increase in the borrowing base to $1.0 billion, principally to reflect the acquisition of assets pursuant to the Anadarko Purchase Agreement.  Upon consummation of the transactions contemplated by the Anadarko Purchase Agreement, approximately $640 million was outstanding under the EXCO Credit Agreement.  Upon consummation of the Gulf Coast Sale, the borrowing base under the EXCO Credit Agreement was reduced from $1.0 billion to $900 million.  The Consolidated Current Ratio (as defined) as of the end of any fiscal quarter ending on or after September 30, 2007 must be at least 1.00 to 1.00.  For any fiscal quarter ending September 30, 2007 and thereafter, the ratio of Consolidated Funded Indebtedness (as defined) to Consolidated EBITDAX (as defined) must be no greater than 3.50 to 1.00.  For any quarter beginning September 30, 2007 and thereafter, the ratio of Consolidated EBITDAX to Consolidated Interest Expense (as defined) must be at least 2.50 to 1.00.  EXCO has also agreed to have in place commodity derivative contracts covering no more than 80% of its “forecasted production from total proved reserves” (as defined) for the next two years and 70% in the third, fourth and fifth years.  EXCO will have in place mortgages covering 80% of the Engineered Value of its Mortgaged Properties (as defined).  The foregoing description is not complete and is qualified in its entirety by the EXCO Credit Agreement, which is filed herewith as Exhibit 10.5 and incorporated herein by reference.

Item 2.01  Completion of Acquisition or Disposition of Assets.

Anadarko Closing

On May 2, 2007, EXCO completed the acquisition of substantially all of the oil and natural gas properties, acreage and related assets, including hedges in respect of a significant portion of estimated production for 2007, 2008 and 2009 (collectively, the “Southern Gas Assets”), of Anadarko in the Mid-Continent, South Texas and Gulf Coast areas of Oklahoma, Texas, Kansas, Louisiana and Arkansas (the “Anadarko Acquisition”).  The purchase price was $860 million, adjusted for closing adjustments for a net cash purchase price of approximately $748.9 million in cash.  The purchase price paid at closing is subject to post closing purchase price adjustments reflecting a true-up of purchase price adjustments estimated at closing.  The descriptions set forth in Item 1.01 of the Current Report on Form 8-K filed by EXCO with the Securities and Exchange Commission on February 6, 2007 and under the headings “First Amendment to Purchase and Sale Agreement,” “Second Amendment to Purchase and Sale Agreement” and “Third Amendment to Purchase and Sale Agreement” in Item 1.01 of this Current Report on Form 8-K are incorporated by reference herein.

The Anadarko Acquisition was funded with $133.0 million of proceeds from prior completed sales of properties, qualifying as a “like-kind exchange” for tax purposes, $572.9 million drawn under EXCO’s Credit Agreement, and $43.0 million previously deposited with Anadarko.

Crimson Closing

On May 8, 2007, EXCO and Southern G completed the Gulf Coast Sale.  The transaction is described more fully under the heading “Membership Interest Purchase and Sale Agreement with Crimson” in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference herein.

The cash proceeds from this transaction were applied by EXCO to reduce indebtedness outstanding under the EXCO Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the heading “Amended and Restated Credit Agreement of EXCO” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01  Regulation FD Disclosure

On May 8, 2007, EXCO issued a press release announcing the completion of the Anadarko Acquisition and the Gulf Coast Sale, a copy of which is furnished as Exhibit 99.1. In accordance with general instruction B.2 to Form 8-K, such information is being “furnished” and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any other filing under the Securities Act of 1933.

Item 9.01  Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar after the date on which Item 2.01 of this Current Report on Form 8-K is required to be filed.

(b)  Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date on which Item 2.01 of this Current Report on Form 8-K is required to be filed.

(d)  Exhibits.

4.1	Fifth Supplemental Indenture, dated as of May 2, 2007, by and among EXCO Resources, Inc., Southern G Holdings, LLC and Wilmington Trust Company, as trustee.

10.1

First Amendment Letter Agreement, dated as of April 13, 2007, by and among Anadarko Petroleum Corporation, Anadarko E&P Company LP, Howell Petroleum Corporation, Kerr-McGee Oil & Gas Onshore LP, EXCO Resources, Inc. and Southern G Holdings, LLC.

10.2

Second Amendment to Purchase and Sale Agreement, effective as of February 1, 2007, by and among Anadarko Petroleum Corporation, Anadarko E&P Company LP, Howell Petroleum Corporation, Kerr-McGee Oil & Gas Onshore LP, EXCO Resources, Inc. and Southern G Holdings, LLC.

10.3

Third Amendment to Purchase and Sale Agreement and Assignment of Partial Interest in the Purchase and Sale Agreement, effective as of February 1, 2007, by and among Anadarko Petroleum Corporation, Anadarko E&P Company LP, Howell Petroleum Corporation, Kerr-McGee Oil & Gas Onshore LP, EXCO Resources, Inc. and Southern G Holdings, LLC.

10.4	Membership Interest Purchase and Sale Agreement, dated May 8, 2007, by and among EXCO Resources, Inc., Southern G Holdings, LLC and Crimson Exploration Inc. and Crimson Exploration Operating, Inc.

10.5

Second Amended and Restated Credit Agreement, dated as of May 2, 2007, among EXCO, as Borrower, certain subsidiaries of Borrower, as Guarantors, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Securities Inc., as Sole Bookrunner and Lead Arranger.

99.1	Press Release, dated May 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Date: May 8, 2007	By:	/S/ J. DOUGLAS RAMSEY
J. Douglas Ramsey, Ph.D.
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Fifth Supplemental Indenture, dated as of May 2, 2007, by and among EXCO Resources, Inc., Southern G Holdings, LLC and Wilmington Trust Company, as trustee.
10.1

First Amendment Letter Agreement, dated as of April 13, 2007, by and among Anadarko Petroleum Corporation, Anadarko E&P Company LP, Howell Petroleum Corporation, Kerr-McGee Oil & Gas Onshore LP, EXCO Resources, Inc. and Southern G Holdings, LLC.

10.2

Second Amendment to Purchase and Sale Agreement, effective as of February 1, 2007, by and among Anadarko Petroleum Corporation, Anadarko E&P Company LP, Howell Petroleum Corporation, Kerr-McGee Oil & Gas Onshore LP, EXCO Resources, Inc. and Southern G Holdings, LLC.

10.3

Third Amendment to Purchase and Sale Agreement and Assignment of Partial Interest in the Purchase and Sale Agreement, effective as of February 1, 2007, by and among Anadarko Petroleum Corporation, Anadarko E&P Company LP, Howell Petroleum Corporation, Kerr-McGee Oil & Gas Onshore LP, EXCO Resources, Inc. and Southern G Holdings, LLC.

10.4	Membership Interest Purchase and Sale Agreement, dated May 8, 2007, by and among EXCO Resources, Inc., Southern G Holdings, LLC, Crimson Exploration Inc. and Crimson Exploration Operating, Inc.
10.5

Second Amended and Restated Credit Agreement, dated as of May 2, 2007, among EXCO, as Borrower, certain subsidiaries of Borrower, as Guarantors, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Securities Inc., as Sole Bookrunner and Lead Arranger.

99.1	Press Release, dated May 8, 2007.